                                                                    Exhibit 11.1

I. EARNINGS PER SHARE--BASIC CALCULATION

                                                  1996       1997         1998
                                                 -------    --------     -------
A. Net income (loss)                             $37,917    $(50,046)    $36,115
                                                 =======    ========     =======
B. Calculation of Denominator:
     Weighted average common shares outstanding   42,569      43,733      44,547
     Treasury share impact of Publicis shares       (978)     (1,102)         --
                                                 -------    --------     -------
                                                  41,591      42,631      44,547
                                                 =======    ========     =======
                                                 $   .91    $  (1.17)    $   .80
                                                 =======    ========     =======
C. Net income (loss) per share


2. EARNINGS PER SHARE--DILUTED CALCULATION


                                                  1996       1997         1998
                                                 -------    --------     -------
A. Net income (loss)                             $37,917    Note 1       $36,115
                                                 =======                 =======
B. Calculation of denominator:
     Weighted average common shares outstanding   42,569                  44,547
     Treasury share impact of Publicis shares       (978)                     --
     Effect of dilutive options                    1,281                   1,847
                                                 -------                 -------
                                                  42,872                  46,394
                                                 =======                 =======
C. Net income (loss) per share                   $   .88                 $   .78
                                                 =======                 =======

Note 1--Because Registrant reported a loss for 1997, presentation of an earnings per share calculation on a diluted basis is inapplicable.